Exhibit 10.2

JOINDER AND FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

This Joinder and First Amendment to Amended and Restated Term Loan Agreement (this “Amendment”) is made as of October 16, 2017, among GPT OPERATING PARTNERSHIP LP, a Delaware limited partnership (“GPT OP”), GPT PROPERTY TRUST LP, a Delaware limited partnership (together with GPT OP, each a “Borrower”), GRAMERCY PROPERTY TRUST, a Maryland real estate investment trust (the “Guarantor”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (the “New Lender”).
W I T N E S S E T H:
WHEREAS, the Borrowers, Guarantor, Administrative Agent, and the banks and financial institutions party thereto as lenders (collectively, the “Lenders”) have entered into a certain Amended and Restated Term Loan Agreement dated as of October 13, 2017 (the “Loan Agreement”), pursuant to which Administrative Agent and the Lenders agreed to provide term loans to Borrower in the aggregate principal amount of $360,000,000.00;
WHEREAS, the Borrowers have requested that the aggregate amount of the Term Loan Commitments evidenced by the Loan Agreement be increased to $400,000,000.00 pursuant to the establishment of a New Term Loan Commitment in the amount of $40,000,000 as provided in Section 2.04 of the Loan Agreement; and
WHEREAS, the New Lender desires to join into the Loan Agreement as provided herein;
NOW, THEREFORE, the parties hereto agree as follows:
1.Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Amendment” and each other similar reference contained in the Loan Agreement and other Loan Documents shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby.
2.    Amendment to Loan Agreement. Pursuant to Section 2.04 of the Loan Agreement:

(a)
The parties to this Amendment agree and acknowledge that, after the acceptance of the New Lender pursuant to Section 4 below, effective as of the Increase Effective Date (as defined below) of, the aggregate Term Loan Commitments of all the Lenders (including the New Lender) is $400,000,000.00 and the maximum amount of New Term Loan Commitments that can be established after the Increase Effective Date pursuant to Section 2.04 of the Loan Agreement is $100,000,000; and

2205429.2

(b)
Schedule 2.01 of the Loan Agreement is hereby deleted in its entirety and shall be replaced with the Schedule 2.01 attached hereto, with the New Lender agreeing that, from and after the Increase Effective Date, its Term Loan Commitment is in the amount reflected on Schedule 2.01 attached hereto.

3.    Representations and Warranties.

(a)	Each of the Borrowers hereby represents, warrants and covenants with Administrative Agent and the Lenders that, as of the date hereof:
(i)    the representations and warranties made or deemed made by the Borrowers in any Loan Document are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the Increase Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents;
(ii)    after giving pro forma effect to the New Term Loan Commitment of the New Lender and the borrowings and the use of proceeds thereof, no Default or Event of Default shall exist; and
(iii)    this Amendment has been duly authorized, executed and delivered by each Borrower and Guarantor and constitutes a legal, valid and binding obligation of each Borrower and Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.    Joinder of New Lender.

(a)
By its signature below, the New Lender joins in the execution of, and becomes a party to, the Loan Agreement and the other Loan Documents as a Lender with the Term Loan Commitment set forth in Schedule 2.01 of the Loan Agreement (as amended hereby) and irrevocably assumes all rights and obligations in its capacity as a Lender under the Loan Agreement and the other Loan Documents to the extent of such Term Loan Commitment.

(b)	The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the Increase Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of its Term Loan Commitment set forth in Schedule 2.01 of the Loan Agreement (as amended hereby), shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements referred to in Section 3.04 thereof or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Term Loan Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Lead Arranger, or any other Lender, and (v) prior to or concurrently herewith the New Lender has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the New Lender; (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Lead Arranger, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

(c)
By its signature below, each of the Borrowers and the Administrative Agent consents to the addition of the New Lender as a Lender under the Loan Agreement effective as of the Increase Effective Date of this Amendment, which shall be the Increased Amount Date with respect to the New Lender’s New Term Loan Commitment.

(d)
On the Increase Effective Date, subject to the satisfaction of the conditions set forth in Section 5 hereof, and Sections 2.04 and 4.02 of the Loan Agreement, the New Lender shall make a Term Loan to the Borrowers in an amount equal to its Term Loan Commitment set forth in Schedule 2.01 of the Loan Agreement (as amended hereby). The parties to this Amendment hereby acknowledge and agree that the condition set forth in in clause (z)(i) of the third paragraph in Section 2.04 of the Loan Agreement is deemed satisfied as of the Effective Date (as defined in the Loan Agreement) with respect to the New Lender’s obligation to make its Term Loan under this Amendment.

5.    Conditions Precedent to Effectiveness. This Amendment and the obligation of the New Lender to make its Term Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Loan Agreement) (such date, the “Increase Effective Date”):

(a)	Administrative Agent shall have received:

(i)	a fully executed copy of this Amendment duly executed and delivered by each Borrower, Guarantor, and the New Lender;

(ii)	a Note, drawn to the order of the New Lender, duly executed and delivered by each Borrower;

(iii)
a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Increase Effective Date) of Morgan, Lewis & Bockius LLP, counsel for the Borrowers and the other Loan Parties in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Borrowers, the Company, this Amendment or the transactions contemplated hereby as the Administrative Agent shall reasonably request;

(iv)
a Borrowing Request in accordance with Section 2.03 of the Loan Agreement and written money transfer instructions in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and signed by an officer of each Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; and

(v)
a Compliance Certificate substantially in the form of Exhibit E to the Loan Agreement, executed by a Financial Officer of each Borrower, demonstrating compliance with the financial covenants set forth in Section 6.11 on a pro-forma basis as of the Increase Effective Date based on the condensed consolidated financial statements for the fiscal quarter ended June 30, 2017 and after giving effect to the New Lender’s Term Loan hereunder (assuming a borrowing of all amounts intended to be borrowed on the Increase Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom).

(b)
After giving pro forma effect to the New Lender’s Term Loan Commitments and the making of the New Lender’s Term Loan on the date hereof and the use of proceeds thereof, no Default or Event of Default shall exist.

(c)	The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Increase Effective Date, including, to the extent invoiced on or before the date hereof, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
6.    General Terms. This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment. Each of each Borrower and Guarantor hereby ratifies, confirms and reaffirms all of the terms and conditions of the Loan Agreement, the Guaranty, and each of the other Loan Documents, and further acknowledges and agrees that all of the terms and conditions of the Loan Agreement shall remain in full force and effect except as expressly provided in this Amendment. Except where the context clearly requires otherwise, all references to the Loan Agreement in any other Loan Document shall be to the Loan Agreement as amended by this Amendment.
7.    Illegality. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.
8.    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10.2

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

GPT OPERATING PARTNERSHIP LP By: GRAMERCY PROPERTY TRUST, its General Partner By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

GPT PROPERTY TRUST LP By: COLUMBUS MERGER SUB, LLC, its General Partner By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

GRAMERCY PROPERTY TRUST By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

[Signature page to Joinder and First Amendment to A&R Term Loan Agreement]

Exhibit 10.2

ADMINISTRATIVE AGENT: CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Frederick H. Denecke Name: Frederick H. Denecke Title: Senior Vice President

[Signature page to Joinder and First Amendment to A&R Term Loan Agreement]

Exhibit 10.2

NEW LENDER:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:     /s/ John Feeney
Name: John Feeney
Title: Director

[Signature page to Joinder and First Amendment to A&R Term Loan Agreement]

Exhibit 10.2

SCHEDULE 2.01
LENDERS: COMMITMENTS

Lender Name	Commitment Amount	Applicable Percentage
Capital One, National Association	$117,000,000	29.250%
TD Bank, N.A.	$97,500,000	24.375%
U.S. Bank National Association	$60,000,000	15.0%
The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch	$40,000,000	10.0%
SunTrust Bank	$31,500,000	7.875%
The Bank of Nova Scotia	$31,500,000	7.875%
The Huntington National Bank	$22,500,000	5.625%
TOTAL:	$400,000,000.00	100%

Schedule 2.01